MEMORANDUM OF UNDERSTANDING EXTENSION


Whereas  HONG  YUAN  ENTERPRISE  LIMITED  ,  located  at:  8/21 Yen Arkard Road,
Tung-Mahamek,, Yannawa, Bangkok 10120 Thailand (and) ASIA PROPERTIES, INC. located at: 114 W. Magnolia St, #400-115, Bellingham, WA 98225 USA signed a Memorandum of Understanding on February 18, 2003.

By mutual agreement both parties agree to extend the term of this Memorandum of Understanding to July 1, 2003 or until they enter into a Sales & Purchase agreement.

Date:  May  20,  2003

SIGNED  BY  Daniel  S.  Mckinney
for  and  on  behalf  of
ASIA  PROPERTIES,  INC.


SIGNED  BY
for  and  on  behalf  of
HONG  YUAN  ENTERPRISE  LIMITED